Exhibit 10.1

EXECUTION VERSION

AMENDMENT AGREEMENT

dated July 9, 2020

Between (among others)

CSP ALPHA HOLDINGS PTE. LTD.

and

DBS BANK LTD.

as Agent

relating to a US$160,000,000 Senior Term and Revolving Facilities Agreement

dated 27 October 2017

(as amended by an amendment letter dated 10 November 2017, an amendment letter dated 8 December 2017, an amendment letter dated 15 January 2018, a consent letter dated 21 June 2018 and as amended and restated pursuant to an amendment agreement dated 31 January 2019)

Allen & Overy LLP

0081727-0000042 SNO1: 2000243515.7

CONTENTS

Clause		Page

1.	Interpretation	3
2.	Amendments	4
3.	Conditions Subsequent	4
4.	Representations	4
5.	Waivers	5
6.	Consent Fee	6
7.	Consents	6
8.	Security	6
9.	Guarantor Accession	6
10.	Miscellaneous	7
11.	Governing law	7

Schedule

1.	Conditions Precedent	8
2.	Conditions Subsequent	10
3.	Amended Facilities Agreement	12

Signatories		1

THIS DEED is made on Jul 9, 2020 and made

BETWEEN:

(1)

CSP ALPHA HOLDINGS PTE. LTD., a company incorporated in Singapore with registration number 201705478E and registered office address at 160 Robinson Road, #10-01 Singapore Business Federation Centre, Singapore 068914, for itself and on behalf of the other Obligors under and as defined in the Facilities Agreement (defined below) (the Company);

(2)

STARTEK, INC., a company incorporated in Delaware with Delaware organisational identification number 2670773 and registered office address at 6200 S. Syracuse Way, Suite 485 Greenwood Village, Colorado 80111 (StarTek); and

(3)	DBS BANK LTD., as agent of the other Finance Parties under and as defined in the Facilities Agreement (defined below) (the Agent).

BACKGROUND

(A)

This Deed is supplemental to and amends a senior term and revolving facilities agreement dated 27 October 2017, as amended by an amendment letter dated 10 November 2017, an amendment letter dated 8 December 2017, an amendment letter dated 15 January 2018, a consent letter dated 21 June 2018 and as amended and restated pursuant to an amendment agreement dated 31 January 2019 (the 2019 Amendment Agreement) between, among others, the Company and the Agent (the Facilities Agreement).

(B)

The Lenders (as defined in the Facilities Agreement) have consented to the amendments to the Facilities Agreement contemplated by this Deed. Accordingly, the Agent is authorised to execute this Deed on behalf of the Finance Parties.

(C)	It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Deed:

Amended Facilities Agreement means the Facilities Agreement as amended and restated by this Deed.

Consent Fee Letter means the letter dated on or about the date of this Deed between the Company and the Agent setting out the amount of the fee referred to in Clause 6 (Consent Fee).

Effective Date means the date on which the Agent gives the notification to the Company and the Lenders under paragraph 2(b) (Amendments) below or such other date as the Company and the Agent may agree.

New Liquidity Facility means the new liquidity facility contemplated by paragraph (j) of Clause 23.38 (Conditions Subsequent) of the Amended Facilities Agreement.

StarTek Philippines means StarTek Philippines Inc., a company incorporated in the Philippines with SEC identification number CS201202082 and TIN number 008-210-117-000 and registered office address at SM Makati Cyberzone Building, 69 Jupiter Street, Bel-Air Village Makati City 1209, Philippines.

1.2	Construction

(a)	Capitalised terms defined in the Facilities Agreement have, unless expressly defined in this Deed, the same meaning in this Deed.

(b)

The provisions of clause 1.2 (Construction), 1.4 (Third party rights) and 51 (Enforcement) of the Facilities Agreement apply to this Deed as though they were set out in full in this Deed except that references to the Facilities Agreement are to be construed as references to this Deed.

2.	AMENDMENTS

(a)	Subject as set out below, the Facilities Agreement will be amended from the Effective Date so that it reads as if it were restated in the form set out in Schedule 3 (Amended Facilities Agreement).

(b)

The Facilities Agreement will not be amended by this Deed unless the Agent notifies the Company and the Lenders that it has received all of the documents set out in Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Agent. The Agent shall give this notification as soon as reasonably practicable.

3.	CONDITIONS SUBSEQUENT

(a)

The Company must deliver to the Agent each of the documents and evidence listed in paragraphs (i) and (j) of Clause 23.38 (Conditions Subsequent) of the Amended Facilities Agreement, by no later than the dates set out therein.

(b)	StarTek must (and shall cause StarTek Philippines to) deliver to the Agent each of the documents and evidence listed in Schedule 2 (Conditions Subsequent) by no later than 31 July 2020.

4.	REPRESENTATIONS

4.1	Representations

The Company (for itself and on behalf of each of the other Obligors) and StarTek make the representations and warranties set out in Clause 4.2 (Binding obligations) to Clause 4.5 (Validity and admissibility in evidence) to each Finance Party on the date of this Deed. References in this Clause to it or its include, unless the context otherwise requires, the Company, StarTek and each of the other Obligors.

4.2	Binding obligations

Subject to the Legal Reservations, the obligations expressed to be assumed by it in this Deed are, legal, valid, binding and enforceable obligations.

4.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, this Deed do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents and the constitutional documents of any other member of the Group; or

(a)	any agreement or instrument which is binding upon it or any member of the Group or any of its or any member of the Group's assets or constitute a default or termination event (however described) under any such agreement or instrument in each case to the extent it would or is reasonably likely to have a Material Adverse Effect.

4.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action and obtained all necessary consents and approvals, to authorise its entry into, performance and delivery of, this Deed and the transactions contemplated by this Deed.

4.5	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in this Deed; and

(b)	to make this Deed admissible in evidence in its Relevant Jurisdictions, have been obtained or effected and are in full force and effect.

4.6	Facilities Agreement

The Company (for itself and on behalf of each of the other Obligors) confirms to each Finance Party that on the date of this Deed and on the Effective Date, the Repeating Representations:

(a)	are true; and

(b)	would also be true if references to the Facilities Agreement are construed as references to the Amended Facilities Agreement.

In each case, each Repeating Representation shall be deemed to be made by reference to the facts and circumstances then existing and, in the case of the confirmation made on the date of this Deed, as if the Effective Date had occurred.

5.	WAIVERS

With effect on and from the Effective Date, the Majority Lenders waive the following Events of Default:

(a)

any Event of Default under Clause 25.2(a) (Financial covenants and other obligations) of the Facilities Agreement caused by a breach of paragraphs (a), (b) or (c) of Clause 22.2 (Financial Condition) of the Facilities Agreement, in each case, in respect of the Relevant Period ending on 31 March 2020; and

(b)

any Event of Default under Clause 25.3 (Other obligations) of the Facilities Agreement caused by a breach of paragraph 3(c) (Conditions Subsequent) of the 2019 Amendment Agreement, provided that each of the items required to be delivered under that paragraph (as modified based on the advice of legal counsel to the Agent) are so delivered in connection with the New Liquidity Facility by no later than the date agreed between the Company and the Agent.

6.	CONSENT FEE

The Company must pay to the Agent for the account of the Lenders a consent fee in an amount and at the time referred to in the Consent Fee Letter.

7.	CONSENTS

On the Effective Date, each of the Company (for itself and as agent for each other Obligor) and StarTek:

(a)	confirms its acceptance of the Amended Facilities Agreement;

(b)	agrees that it is bound as an Obligor by the terms of the Amended Facilities Agreement; and

(c)	(if a Guarantor) confirms that its guarantee:

(i)	continues in full force and effect on the terms of the Amended Facilities Agreement and any Accession Deed applicable to that Guarantor; and

(ii)	extends to the obligations of the Obligors under the Finance Documents (including the Amended Facilities Agreement),

in each case, subject to any limitations set out in clause 19.11 (Guarantee Limitations) and clause 19.12 (Excluded Swap Obligations and keepwell) of the Amended Facilities Agreement and any relevant Accession Deed applicable to that Guarantor.

8.	SECURITY

(a)	On the Effective Date, each of the Company (for itself and as agent for each other Obligor) and StarTek confirms that:

(i)

any Security created by it under the Transaction Security Documents extends to the obligations of the Obligors under the Finance Documents (including the Amended Facilities Agreement) subject to any limitations set out in the Transaction Security Documents;

(ii)

the obligations of the Obligors arising under the Amended Facilities Agreement are included in the Secured Obligations (as defined in the Transaction Security Documents) subject to any limitations set out in the Transaction Security Documents; and

(iii)	the Security created under the Transaction Security Documents continue in full force and effect on the terms of the respective Transaction Security Documents.

(b)	No part of this Deed will create, creates or is intended to create, a registrable Security.

9.	GUARANTOR ACCESSION

(a)

In consideration of the amendments contemplated by this Deed, on and from the Effective Date StarTek agrees to become an Additional Guarantor and to be bound by the terms of the Amended Facilities Agreement and the other Finance Documents as an Additional Guarantor pursuant to Clause 29.4 (Additional Guarantors) of the Amended Facilities Agreement.

(b)	StarTek is a company duly incorporated under the laws of Delaware and is a corporation with Delaware organisational identification number 2670773.

(c)	StarTek's administrative details for the purposes of the Amended Facilities Agreement are as follows:

Address:        6200 S. Syracuse Way, Suite 485, Greenwood Village, CO 80111

Fax No.:        N/A

Email:           doug.tackett@startek.com

Attention:     Chief Legal Officer

10.	MISCELLANEOUS

(a)	Each of this Deed, the Amended Facilities Agreement and the Consent Fee Letter is a Finance Document.

(b)

Subject to the terms of this Deed, the Facilities Agreement will remain in full force and effect and, from the Effective Date, the Facilities Agreement and this Deed will be read and construed as one document.

11.	GOVERNING LAW

This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

IN WITNESS of which this deed has been executed and has been delivered on the date stated at the beginning of this Deed.

SCHEDULE 1

CONDITIONS PRECEDENT

1.	The Company and StarTek

(a)

A copy of the constitutional documents of the Company and StarTek or in respect of the Company, if the Agent already has a copy, a certificate of an authorised signatory of the Company confirming that the copy in the Agent's possession is still correct, complete and in full force and effect as at a date no earlier than the date of this Deed.

(b)	A copy of a resolution of the board of directors (or equivalent) or, if applicable, a committee of the board of directors of the Company and StarTek:

(i)

approving the terms of, and the transactions contemplated by, this Deed, the Finance Documents and (in the case of the Company) the Consent Fee Letter and resolving that it execute, deliver and perform this Deed, any Finance Documents to which it is party and (in the case of the Company) the Consent Fee Letter;

(ii)	authorising a specified person or persons to execute this Deed, any other Finance Documents to which it is a party and (in the case of the Company) the Consent Fee Letter on its behalf;

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with, this Deed, any other Finance Documents to which it is a party and (in the case of the Company) the Consent Fee Letter; and

(iv)	in the case of StarTek, authorising the Company to act as its agent in connection with the Finance Documents.

(c)	If applicable, a copy of a resolution of the board of directors of the relevant company establishing the committee referred to in paragraph (b) above.

(d)	A specimen of the signature of each person authorised by the resolutions referred to in paragraph (b) above.

(e)

A certificate of the Company (signed by a director) and StarTek (signed by the signatory authorized by the resolutions described in paragraph 1(b) above) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

(f)

A certificate of an authorised signatory of the Company and StarTek certifying that each copy document relating to it specified in this Schedule 1 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Deed.

(g)	In the case of StarTek, a solvency certificate signed by the chief financial officer or other officer acceptable to the Agent.

(h)	A good standing certificate of StarTek from its jurisdiction of incorporation, dated not earlier than five Business Days prior to the date of this Deed.

2.	Finance Documents

(a)	This Deed executed by each party to it.

(b)	The Consent Fee Letter executed by each party to it.

3.	Legal opinions

The following legal opinions, each addressed to the Agent, the Security Agent and the Lenders:

(a)	A legal opinion of Allen & Overy LLP, legal advisers to the Agent as to English law, substantially in the form distributed to the Lenders prior to signing this Deed;

(b)	A legal opinion of Allen & Overy LLP, legal advisers to the Agent as to Singapore law, substantially in the form distributed to the Lenders prior to signing this Deed; and

(c)	A legal opinion of DLA Piper LLP (US), legal advisers to the Company as to Delaware law, substantially in the form distributed to the Lenders prior to signing this Deed.

4.	Other documents and evidence

(a)	Evidence that the fees, costs and expenses then due from the Company under the Finance Documents have been paid.

(b)	If available, the latest consolidated audited financial statements of StarTek.

(c)	Evidence of appointment of the process agent referred to in Clause 51.2 (Service of process) of the Facilities Agreement by StarTek.

(d)	Completion by each Finance Party of all necessary "know your customer" or other similar checks under all applicable laws and regulations.

(e)

A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Company accordingly) in connection with the entry into and performance of the transactions contemplated by this Deed or for the validity and enforceability of this Deed and which is in respect of or incidental to any of the conditions precedent listed in this Schedule 1 and which is within the control of the Group, an Investor or any of their respective advisors.

SCHEDULE 2

CONDITIONS SUBSEQUENT

1.	StarTek Philippines

(a)

A copy of the constitutional documents of StarTek Philippines with its latest Articles of Incorporation expressly providing for the power to provide guarantee for obligations of other companies as among its purposes.

(b)	A copy of a resolution of the board of directors (or equivalent) or, if applicable, a committee of the board of directors of StarTek Philippines:

(i)

approving the terms of, and the transactions contemplated by, the Accession Deed and the Finance Documents and resolving that it execute, deliver and perform the Accession Deed and any other Finance Documents to which it is party;

(ii)	authorising a specified person or persons to execute the Accession Deed and any other Finance Documents to which it is a party on its behalf;

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with any Finance Documents to which it is a party;

(iv)	authorising the Company to act as its agent in connection with the Finance Documents; and

(v)	confirming that it will obtain corporate and economic benefits in providing the guarantee and in executing and performing this Deed and other Finance Documents.

(c)	If applicable, a copy of a resolution of the board of directors of the relevant company establishing the committee referred to in paragraph (b) above.

(d)	A specimen of the signature of each person authorised by the resolutions referred to in paragraph (b) above.

(e)

A copy of a resolution signed by all holders of the issued shares in StarTek Philippines approving the terms of, and the transactions contemplated by, this Deed and the other Finance Documents to which it is a party.

(f)

A certificate of StarTek Philippines signed by the signatory authorized by the resolutions described in paragraph 1(b) above confirming that guaranteeing the Total Commitments (subject to the agreed cap) would not cause any guarantee or similar limit binding on it to be exceeded.

(g)

A notarized certificate of the corporate secretary of StarTek Philippines certifying the resolutions of its board of directors referred to in paragraph (b) above and its shareholders referred to in paragraph (e) above.

(h)

A certificate of an authorised signatory of StarTek Philippines certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Deed.

2.	Finance Documents

An Accession Deed executed by StarTek Philippines and the Company.

3.	Legal opinions

The following legal opinions, each addressed to the Agent, the Security Agent and the Lenders:

(a)	A legal opinion of Allen & Overy LLP, legal advisers to the Agent as to English law, substantially in the form distributed to the Lenders prior to signing the Accession Deed; and

(b)	A legal opinion of SyCip Salazar Hernandez & Gatmaitan, legal advisers to the Agent as to Philippines law, substantially in the form distributed to the Lenders prior to signing the Accession Deed.

4.	Other documents and evidence

(a)	Evidence that the fees, costs and expenses then due from the Company under the Finance Documents have been paid.

(b)	If available, the latest consolidated audited financial statements of StarTek Philippines.

(c)	Evidence of appointment of the process agent referred to in Clause 51.2 (Service of process) of the Facilities Agreement by StarTek Philippines.

(d)	Completion by each Finance Party of all necessary "know your customer" or other similar checks under all applicable laws and regulations.

(e)

A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Company accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document and which is in respect of or incidental to any of the conditions subsequent listed in this Schedule 2 and which is within the control of the Group, an Investor or any of their respective advisors.

SCHEDULE 3

AMENDED FACILITIES AGREEMENT

SIGNATURE PAGES OMITTED